Exhibit (d)(5)

UNITARY FEE AGREEMENT

between

GUINNESS ATKINSON FUNDS

and

GUINNESS ATKINSON ASSET MANAGEMENT, INC.

UNITARY FEE AGREEMENT, dated as of May 31, 2026 by and between GUINNESS ATKINSON FUNDS, a Delaware statutory trust which may issue one or more series of shares of beneficial interest (the “Trust”), and GUINNESS ATKINSON ASSET MANAGEMENT, INC. (the “Adviser”), a Delaware corporation.

WHEREAS, the Trust is engaged in the business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, (the “Act”); and

WHEREAS, the Adviser is an investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment adviser; and

WHEREAS, the Trust wishes to engage the Adviser to provide certain investment advisory services under a unitary fee arrangement with respect to a series of the Trust, or an ETF share classof a series of the Trust, listed on Schedule A (each a “Fund” and collectively, the “Funds”) and the Adviser is willing to provide such investment advisory services for the Funds on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

1.	Appointment

The Trust hereby appoints the Adviser, for the benefit of each series identified on Schedule A (each, a Fund”), to act as investment adviser to the Fund with respect to the investment and reinvestment of its assets and to supervise and arrange for the purchase of securities for and the sale of securities held in the portfolios of the Fund, all as more fully set forth herein, and the Adviser hereby accepts such appointment and agrees to provide, at its own expense, the premises, furnishings equipment and personnel required to render the investment advisory services.

2.	Duties and Obligations of the Adviser – Investment Advisory Services

(a)	Subject to the succeeding provision of this section and subject to the direction and control of the Board of Trustees of the Trust, the Adviser shall:

(i)	supervise continuously the investment program of each Fund and the composition of its portfolio;

(ii)	determine what securities or instruments should be purchased or sold by each Fund;

(iii)	arrange for the purchase and sale of securities or instruments held in the portfolio of each Fund;

(iv)	provide the Trust with records and reports with respect to any activities it conducts on behalf of each Fund for which records are required to be created and maintained under the Act; and

(v)	furnishing such reports to the Trusts’s officers and Trustees with respect to each Fund concerning the Adviser’s discharge of its obligations under this Agreement.

(b)	The investment program furnished by the Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by:

(i)	the provisions of the Act and any rules or regulations in force thereunder;

(ii)	any other applicable provisions of state and Federal law;

(iii)	the provisions of the Trust’s Trust Instruments and By-Laws, as amended from time to time;

(iv)	any policies and determinations of the Board of Trustees of the Trust (including the Trust’s Compliance Program);

(v)	the investment objectives, investment strategies and fundamental policies of each Fund as reflected in its Registration Statement on Form N-1A under the Act, as amended from time to time; and

(vi)	applicable rules and regulations of any exchange upon which shares of a Fund may be listed for trading. ..

(c)	The Adviser is authorized to select brokers or dealers to execute transactions in portfolio securities for each Fund and agrees to use its best efforts to obtain the best available prices and most favorable executions therefor, it being understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or to a Fund, or be in breach of any obligation owing to the Trust or to a Fund under this Agreement, or otherwise, solely by reason of having caused a Fund to pay a broker, dealer or member of a securities exchange a commission for effecting a securities transaction for a Fund in excess of the amount of commission another broker, dealer or member of an exchange would have charged if the Adviser determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such broker, dealer or member, viewed in terms of that specific transaction or in terms of the Adviser’s overall responsibilities with respect to the accounts, including the Trust, for which it exercises investment discretion.

(d)	The Adviser may delegate some or all of its duties and obligations under this Agreement to one or more investment sub-advisers, provided, however, that any such delegation shall be pursuant to an agreement with terms agreed upon by the Board members and approved in a manner consistent with the Act. No such delegation shall relieve the Adviser of its duties and obligations with respect to the management of each Fund's assets pursuant to this Agreement and in accordance with applicable law. The delegation to an investment sub-adviser may include delegation of voting proxies relating to the Fund’s portfolio securities in accordance with the proxy voting policies and procedures of such sub-adviser. The Adviser shall be responsible for supervising the performance of any sub-adviser and paying compensation to the sub-adviser for services provided under any delegation.

(e)	The Adviser shall give each Fund the benefits of its best judgment and effort in rendering services hereunder, and in connection therewith the Adviser shall not be liable to any Fund or its security holders for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for such Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this subsection (d), the term “Adviser” shall include board members, officers and employees of the Adviser as well as for the entity referred to as the “Adviser” itself.

(f)	Nothing in this agreement shall prevent the Adviser or any affiliated person (as defined in the Act) of the Adviser from acting as investment adviser or manager for any other person, firm or corporation (including other investment companies) and shall not in any way limit or restrict the Adviser or any such affiliated persons from buying, selling, or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; providing, however, that the Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Funds under this Agreement. The Adviser agrees that it will not deal with itself, or with the Trustees of the Trust or the Funds’ principal underwriter or distributor, as principals in making purchases or sales of securities or other property except as permitted by the Act, and will comply with all other provisions of the Trust’s Trust Instrument and By-Laws and the then-current prospectus and statement of additional information applicable to each Fund relative to the Adviser and its board members and officers.

(g)	The Funds will supply the Adviser with certified copies of the following documents: (i) the Trust’s Trust Instrument and By-Laws; (ii) resolutions of the Trust’s Board of Trustees and shareholders authorizing the appointment of the Adviser and approving this Agreement; (iii) the Funds’ Registration Statement on Form N-1A as filed with the Securities and Exchange Commission; (iv) copies of any exemptive applications, orders and correspondence relating thereto, filed with the Securites and Exchange Commission on behalf of any Fund (including applications filed by any listing exchange); and (v) the Funds’ most recent prospectus and statement of additional information. The Funds will furnish the Adviser from time to time with copies of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the Securities and Exchange Commission.

(h)	The Funds will supply, or cause their custodian bank to supply, to the Adviser such financial information as is necessary or desirable for the functions of the Adviser hereunder.

(i)	The investment advisory services described in this Section 2 do not include services to be rendered with respect to the investment of collateral under a securities lending program.

3.	Duties of the Adviser – Non-Investment Advisory Services

(a)	The Trust hereby engages the Adviser to provide non-investment advisory services for each Fund, subject to the direction of the officers and the Board on the terms hereinafter set forth, and the Adviser hereby accepts this engagement. Specifically, the Adviser shall perform or arrange for the performance, as applicable, at its own expense (except as provided in Section 4), the following services to the Trust on behalf of each Fund:

(i)	coordinate, monitor and evaluate the services provided to the Trust for the benefit of each Fund by the custodian, transfer agents, dividend disbursing agents, fund accountants, independent public accountants, legal counsel and other service providers to any Fund;

(ii)	coordinate and monitor the preparation of disclosure materials, periodic reports and notices to shareholders of any Fund, including with respect to the preparation of registration statements or other offering materials as required in connection with the offering of a Fund’s shares;

(iii)	coordinate, monitor and evaluate the daily pricing and valuation of the each Fund’s investment portfolio;

(iv)	coordinate, monitor and assist each Fund and the Trust in complying with applicable federal, state, local, and when appropriate, foreign, laws and regulations concerning taxation, securities including securities ownership or trading, including registration and recordkeeping requirements;

(v)	monitor and oversee each Fund’s trading activities, including trade review, administration, settlement, reconciliation, collateral management (if any), and similar services, including recommending corrective action if errors are detected;

(vi)	assist with or arrange for administrative services in connection with any claim, arbitration, litigation or pending or threatened arbitration or litigation, including any settlements in connection therewith and investigation of any such claim, arbitration or litigation, real or threatened;

(vii)	assist with matters relating to securities lending services or activities (excluding investment advisory services in connection therewith);

(viii)	assist with matters relating to Fund compliance programs as directed by the the Trust’s chief compliance officer;

(ix)	assist the Trust in conducting meetings of Fund shareholders as called by the Board of the Trust;

(x)	coordinate and provide information and reports to the Board as the Board may reasonably request, including in connection with the annual approval of this Agreement; and

(xi)	provide the shareholders of each Fund with such information regarding the operation and affairs of the Fund, and their investment in its shares, as they or the Trust may reasonably request.

(b)	For Funds operated as exchange-traded funds, the Adviser shall also:

(i)	assist with and arrange for listing of a Fund’s shares on a securities exchange and the maintenance of such listing;

(ii)	determine and make such modifications to the identity and number of shares of the securities to be accepted (the “creation basket”) in exchange for creation units, and the securities that will be applicable that day to redemption requests received including as may be necessary as a result of rebalancing adjustments and corporate action events (and may give directions to the Trust’s custodian or other service provider, as necessary, with respect to such designations).

(iii)	determine the securities to be included in any “custom basket” pursuant to Rule 6c-11 under the Act, and any compliance policies and procedures of the Trust related thereto.

(c)	Subject to approval or ratification by the Board, the Adviser may delegate to one or more entities some or all of the non-investment advisory services for a Fund described in this Section 3 for which the Adviser is responsible, provided that the Adviser will be responsible for supervising such entities and paying the compensation, if any, to such entities for services rendered pursuant to the Adviser’s delegation.

4.	Fees and Allocation of Expenses

(a)	For the Services to be rendered, each Fund shall pay to the Adviser from the assets of the Fund a unitary fee at an annual rate as set forth opposite each Fund’s name on Schedule A which shall be a percentage of the Fund’s average daily net assets for the Fund’s then-current fiscal year. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If the Agreement becomes effective subsequent to the first day of the month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

(b)	The Adviser agrees that it will pay all of the ordinary operating expenses of each Fund that the Fund would be otherwise required to pay, except for the following expenses which shall be paid by each Fund:

(i)	Brokerage expenses and other fees, charges, taxes, levies or expenses (such as stamp taxes) incurred in connection with the execution of transactions in portfolio securities or investments, including transactions in connection with creation unit transactions, and including without limitation any fees, charges, taxes, levies or expenses related to the purchase or sale of an amount of any currency, or the patriation or repatriation of any security or other asset, related to the execution of any portfolio transaction or any creation unit transaction;

(ii)	Fees and expenses associated with investments in other pooled investment vehicles and classified as “acquired fund fees and expenses” in accordance with SEC Form N-1A including any internal expenses;

(iii)	dividends on short positions;

(iv)	interest and taxes of any kind or nature (including, but not limited to, income, excise, transfer and withholding taxes);

(v)	non-routine or extraordinary expenses (in each case as determined by a majority of the Independent Trustees), including extraordinary legal expenses (including attorneys’ fees and expenses of counsel to the Trust’s independent trustees), as well as legal fees or expenses incurred by a Fund in connection with any claim, arbitration, litigation or pending or threatened arbitration or litigation, including any settlements in connection therewith and costs of investigation of any such claim, arbitration or litigation, real or threatened;

(vi)	fees and expenses related to services for reclamation or collection of foreign taxes withheld;

(vii)	fees and expense related to securities lending activities or services including advisory fees with respect to investment of collateral with respect to securities lending activities; and

(viii)	the unitary fee payable to the Adviser hereunder.

(c)	The Adviser agrees that it will furnish each Fund, at its expense, all office space and facilities, equipment and clerical personnel necessary for carrying out its duties under this Agreement and that it will supply to any administrator (the “Administrator”) of the Funds all necessary financial information in connection with the Administrator’s duties under any agreement between the Administrator and the Trust on behalf of the Funds. All costs and expenses associated with any administrative functions delegated by the Adviser to the Administrator that are not pursuant to any agreement between the Administrator and a Fund or the Adviser and a Fund will be paid by the Adviser. The Adviser agrees to pay the following costs associated with each Fund:

(i)	fees and expenses of any sub-adviser, administrator, transfer agent, distributor, registrar, dividend disbursing agent, pricing service, calculation agent or shareholder servicing agent of the Fund;

(ii)	fees and expenses incident to the registration under Federal or state securities laws of a Fund or its shares and listing shares on an exchange;

(iii)	expenses incident to issuance, redemption or purchase of shares including dividend reinvestment transactions (to the extent not offset by transaction fees paid to a Fund by authorized participants);

(iv)	expenses of preparing, setting in type, printing and mailing prospectuses, statements of additional information, reports and notices and proxy material to shareholders of the Fund;

(v)	all other expenses incidental to holding meetings of the Fund’s shareholders;

(vi)	fees and expenses of the Fund’s custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts;

(vii)	expenses of calculating net asset value of the shares of the Fund;

(viii)	industry membership fees allocable to the Fund;

(ix)	fidelity bond and insurance expenses;

(x)	ordinary compensation and expenses of the Trustees of the Trust who are not officers, directors/trustees, partners or employees of the Adviser or its affiliates (the “Independent Trustees”) and their independent legal counsel;

(xi)	compensation and expenses of the Trust’s chief compliance officer;

(xii)	compensation paid for legal, accounting, audit and tax services; and

(xiii)	distribution fees and expenses paid by the Trust under any distribution plan adopted pursuant to Rule 12b-1 under the Act.

(d)	The unitary fee payable under this Agreement represents compensation payable for a number of services, and only a portion of the unitary fee represents compensation for investment advisory services delivered to a Fund. For any ETF share class of any Fund covered by this Agreement, the portion allocable to compensation for investment advisory services shall not be lower than the rate payable for investment advisory services by another share class of the same Fund.

(e)	For any Fund, the Adviser may voluntarily pay or reimburse expenses, or waive fees due. The payment or reimbursement of an expense, or waiver of a fee, on behalf of one Fund does not obligation the Adviser to do so on behalf of any other Fund.

(f)	For any Fund, or any share class of a Fund, with respect to any fee payable under this Agreement, or with respect to any waiver or reimbursement, such fee, waiver or reimbursement shall be applied or allocated to a specific class in a manner that ensures that each share class in a Fund is paying investment advisory fees at the same level.

5.	Duration, Amendment and Termination

(a)	This Agreement shall become effective as to a Fund or share class of a Fund, identified on Schedule A, promptly after its approval by the affirmative vote of the holders of a majority of the outstanding voting securities of a Fund, or upon a specific future date for Funds that are not yet operational. Unless otherwise terminated in accordance with this Section 5, this Agreement shall continue in effect for two years and thereafter, it shall continue in effect from year to year so long as such continuance is specifically approved at least annually by the Board of Trustees, including the vote of a majority of the trustees who are not parties to this Agreement or “interested persons” (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

(b)	This Agreement may be amended only if such amendment is approved by the vote of the holders of a “majority” (as defined in the Act) of the outstanding voting securities of a Fund.

(c)	This Agreement may be terminated as to a Fund by the Adviser at any time without penalty upon giving such Fund sixty (60) days’ written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Adviser sixty (60) days’ written notice (which notice may be waived by the Adviser), provided that such termination by such Fund shall be approved by the vote of a majority of all trustees in office at the time or by the vote of the holders of a “majority” (as defined in the Act) of the voting securities of the Fund at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its “assignment” (as defined by the Act).

6.	Board of Trustees’ Meeting

Each Fund agrees that notice of each meeting of the Board of Trustees will be sent to the Adviser and that each Fund will make appropriate arrangements for the attendance (as persons present by invitation) of such person or persons as the Adviser may designate.

7.	Use of the Names “Guinness Atkinson” and “SmartETFs”

The Adviser and the Trust agree that the Adviser has a proprietary interest in the names “Guinness Atkinson” and “SmartETFs” and that the Adviser reserves to itself and any successor to its business the right to use such names, aht that the Adviser may withdraw from a Fund the right to use such names if the Adviser no longer serves as investment adviser to a Fund. The Adviser also reserves the right to grant the nonexclusive right to use the names “Guinness Atkinson” or “SmartETFs” or any similar names to any other corporation or entity, including, but not limited to, any investment company. In the event this Agreement is terminated, the Trust agrees that each Fund shall promptly discontinue any use of or reference to the names “Guinness Atkinson” or “SmartETFs” thereafter.

8.	Limitations of Liability

(a)	The Declaration of Trust establishing the Trust provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be subject to any personal liability in connection with Trust property or the affairs of the Trust and that all persons should shall look solely to the Trust property or to the property of one or more specific Funds for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

(b)	Neither the Adviser nor its officers, directors, employees, agents, affiliated persons or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders resulting from any willful misfeasance, bad faith or gross negligence in the performance of its duties or obligations hereunder, the reckless disregard of its duties or obligations hereunder, or breach of its fiduciary duty to the Trust, any Fund or its shareholders.

(c)	Notwithstanding any other provision of this Agreement, the Adviser shall not be liable for any loss suffered by the Trust or its shareholders caused directly or indirectly by circumstances beyond the Advisor’s reasonable control including, without limitation, government restrictions, exchange or market rulings, suspensions of trading, acts of civil or military authority, national emergencies, labor difficulties, fires, earthquakes, floods, other weather emergencies or catastrophes, acts of God, wars, riots or failures of communication (including internet access) or power supply. In the event of equipment breakdowns beyond its reasonable control, the Adviser shall take reasonable steps to minimize service interruptions, but shall have no liability with respect thereto.

9.	Miscellaneous

(a)	No Waiver. With respect to any Fund, the payment or assumption by the Adviser of any expense or waiver of any fee that the Adviser is otherwise not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense on any subsequent occasion or for any other Fund.

(b)	Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party as such address as such other party may designate for the receipt of such notice.

(c)	Severability. If any term or provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each term and provision shall be valid and enforceable to the fullest extent permitted by law.

(d)	Headings. The headings in this Agreement are for convenience only and shall not be construed as part of this Agreement or in any way limiting or amplifying any of the provisions of this Agreement.

(e)	Choice of Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles, and the applicable provisions of the Act.

(f)	Agreement. This Agreement shall apply with respect to the series identified on Schedule A, as it may be modified from time to time, and shall not affect any other series of the Trust.

(g)	Effective Date. This Trust and the Adviser hereby agree that the Agreement shall become effective and operational as to the series identified on Schedule A within a reasonable time after the approval by shareholders, and upon effectiveness for new series.

(h)	Renewal Date. The Trust and the Adviser hereby agree that the Agreement shall continue in effect from year to year so long as such continuance is specifically approved in accordance with Section 4(a) hereof and such approval occurs no later than the last calendar day of the anniversary month of the prior approval, and the continuation shall become effective as of such last calendar day.

(i)	Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act, as amended, shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the Unites States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

GUINNESS ATKINSON FUNDS

By
Title:

Guinness Atkinson Asset Management, Inc.

By
Title:

Schedule A

Unitary Fee*

	Fund Name	Unitary Fee**
1.	Guinness Atkinson Global Innovators Fund – ETF Share Class Only	0.79%
2.	Guinness Atkinson Post-Labor Leaders™ ETF	0.49%

* Only a portion of the amount payable in the unitary fee represents a fee for investment advisory services.

** As a percentage of average daily net assets. Fees shall be calculated and accrued daily, payable monthly or as the Adviser and the Fund shall determine from time to time. The Adviser shall have the right, but not the obligation, to voluntarily waive or defer any portion of a unitary fee from time to time.